Exhibit 23.1


              Consent of Independent Certified Public Accountants
              ---------------------------------------------------

      We consent to the incorporation by reference of our report dated April 15, 2005, with respect to the consolidated financial statements of The Johnson Corporation included in this Form 8-K/A of Kadant Inc.


                                                          /s/ Grant Thornton LLP


Chicago, Illinois
July 22, 2005